CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Rich Pharmaceuticals, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated August 22, 2016 with respect to the financial statements of Rich Pharmaceuticals, Inc. for the years ended March 31, 2016 and 2015 in its registration statement Form S-1. We also consent to the reference of our firm under the caption “Interest of Named Experts and Counsel” in the registration statement.

/s/ KLJ & Associates, LLP Edina, MN

April 13, 2017